                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                          ________________
                              FORM S-8

                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                          ________________

                          MW MEDICAL, INC.
      (Exact Name of Registrant as Specified in Its Chapter)

Nevada                                     86-0907471
(State of Incorporation)      (I.R.S. Employer Identification No.)

       6955 East Caballo Drive, Paradise Valley, Arizona 85253
       -------------------------------------------------------
              (Address of Principal Executive Offices)

                STOCK OPTION PLAN OF MW MEDICAL, INC.
                     (Full Title of the Plan)

              Jan Wallace, President,  MW Medical, Inc.
                      6955 East Caballo Drive
                   Paradise Valley, Arizona 85253
              (Name and Address of Agent for Service)

                          (602) 483-8700
    (Telephone Number including Area Code of Agent for Service)
                         ________________

                  CALCULATION OF REGISTRATION FEE

=====================================================================
Title of         Amount      Proposed      Proposed       Amount
Securities       to be       Maximum       Maximum        of
to be            Regis-      Offering      Aggregate      Regis-
Registered       tered       Price Per     Offering       tration
                 (1),(2)     Share(3)      Price(4)       fee
---------------------------------------------------------------------
Common Stock     2,500,000   $2.07         $5,175,000     $1,439
$0.001 par       Shares
value
=====================================================================
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Stock
Option Plan being registered by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Includes 2,500,000 shares of Common Stock issuable under the Stock Option Plan.

(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act of 1933"). With respect to 1,805,000 shares subject to outstanding options under the 1999 Stock Option Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $1.516 per share. With respect to the 695,000 shares of Common Stock available for future issuance under the 1999 Stock Option Plan for which the price at which the options to be granted in the future is not currently determined, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) to be equal to $3.50, the average of the bid and asked price of the stock as of December 2, 1999 per share.

(4) The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price per Share times the total number of shares of Common Stock to be registered. The Proposed Maximum Aggregate Offering Price is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(l) under Securities Act of 1933.
                     ________________
                       Copies to:
            Michael A. Cane, Cane & Company
        Suite 1200, 101 Convention Center Drive
                   Las Vegas, Nevada
                     (702) 312-6255

                                 PART I

           INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual
Information.*

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

                                PART II

Item 3.	Incorporation of Documents by Reference.

The following documents filed by MW Medical, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Securities and Exchange
Commission pursuant to the Securities Exchange Act of 1934 (the
"Exchange Act") on April 6, 1999;

(2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 filed with the Securities and Exchange
Commission pursuant to the Exchange Act on May 24, 1999;

(3) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999 filed with the Securities and Exchange Commission pursuant to the Exchange Act on August 23, 1999;

(4) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the Securities and Exchange
Commission pursuant to the Exchange Act on November 23, 1999;

(5) All other reports filed by the Company pursuant to Sections
13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company's Form 10-KSB Annual Report referred to in (1) above;

(6) The description of the Company's Common Stock which is contained in the Form 10-KSB Annual Report, referred to in (1) above, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

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Item 4.	Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, Independent Counsel, has provided an opinion on the validity of the Company's common stock.

Item 6.	Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

(i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

(ii) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

(iii) a transaction from which the director derived an improper personal profit; and

(iv)  willful misconduct.

The bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by a director in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to

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any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Company also indemnifies any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit, by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter, he or she will be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

The Company may make an indemnification only upon a determination that the indemnification is proper under the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct described in the paragraphs above. Such determination shall be made: (1) by the board of directors by a majority vote of a quorum consisting of directors who where not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders;

Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors under receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in the bylaws.

The indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit
Number      Description of Document
-------     -----------------------------------------------------

4.1         Stock Option Plan of MW Medical, Inc.

5.1 Opinion of Cane & Company, LLC regarding validity of securities and consent to use.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) To remove from registration by means of post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, MW Medical, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paradise Valley, State of Arizona, on this 10th day of December, 1999.


                                  MW MEDICAL, INC.


                                        /s/ Jan Wallace
                                  By:   _________________________
                                        Jan Wallace, President



                      POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jan Wallace, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming all that said attorney-in-fact or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature            Title                            Date
---------            -----                            ----

/s/ Jan Wallace      President & Director
---------------      (Prinicipal Executive Officer)   December 10, 1999
JAN WALLACE

/s/ Grace Sim	   Secretary, Treasurer & Director
---------------      (Prinicipal Accounting Officer)  December 10, 1999
GRACE SIM


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

/s/ Elliott Smith    Director                         December 10, 1999
-----------------
ELLIOTT SMITH


/s/ Jack Friedland   Director 	                      December 10, 1999
------------------
JACK FRIEDLAND


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